EXHIBIT 1

     Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

WYNNCHURCH CAPITAL PARTNERS, L.P.

By:	Wynnchurch Partners, L.P., its general partner

By:	Wynnchurch Management, Inc., its general partner

By:	/s/ Frank Hayes

Name:	Frank Hayes
Its:	Vice President

WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.

By:	Wynnchurch Partners Canada, L.P., its general partner

By:	Wynnchurch GP Canada, Inc., its general partner

By:	/s/ Frank Hayes

Name:	Frank Hayes
Its:	Vice President

WYNNCHURCH PARTNERS, L.P.

By:	Wynnchurch Management, Inc., its general partner

By:	/s/ Frank Hayes

Name:	Frank Hayes
Its:	Vice President

WYNNCHURCH MANAGEMENT, INC.

By:	/s/ Frank Hayes

Name:	Frank Hayes
Its:	Vice President

WYNNCHURCH PARTNERS CANADA, L.P.

By:	Wynnchurch GP Canada, Inc., its general partner

By:	/s/ Frank Hayes

Name:	Frank Hayes
Its:	Vice President

WYNNCHURCH GP CANADA, INC.

By:	/s/ Frank Hayes

Name:	Frank Hayes
Its:	Vice President

Exhibits: Page 1